UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NEW YORK TIMES COMPANY

620 Eighth Avenue

New York, NY 10018

NOTICE OF CHANGE IN LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 22, 2020, at 9:00 a.m. ET

Virtual Meeting Only – No Physical Meeting Location

www.virtualshareholdermeeting.com/NYT2020

To the Stockholders of The New York Times Company:

As previously announced, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 9:00 a.m. ET on April 22, 2020.

In light of public health concerns related to the coronavirus (COVID-19) outbreak, and to help protect the health and well-being of our stockholders, employees and representatives, NOTICE IS HEREBY GIVEN that the location and format of the Annual Meeting has been changed, and the Annual Meeting will be conducted in a virtual format only. You will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, stockholders of record as of the close of business on February 26, 2020, will be able to participate in the Annual Meeting. To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/NYT2020 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.

You may log in to the meeting platform beginning at 8:45 a.m. ET on April 22, 2020.

Although we encourage stockholders to vote and submit proxies in advance of the Annual Meeting using one of the methods described in the proxy materials, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging in to the virtual meeting platform, typing your question into the “Ask a Question” field and clicking “Submit.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered at once.

Technical support will be available beginning at 8:45 a.m. ET on April 22, 2020, and will remain available until the meeting has ended.

The Proxy Statement for the Annual Meeting and our 2019 Annual Report are available on our website at www.investors.nytco.com and at www.proxyvote.com. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. Stockholders who have sent in proxies or voted via telephone or Internet do not need to take any further action.

BY ORDER OF THE BOARD OF DIRECTORS,

Diane Brayton

Executive Vice President, General Counsel and Secretary

April 10, 2020

This Notice of Change of Location relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of The New York Times Company (the “Company”) dated March 13, 2020, and made available to the Company’s stockholders in connection with the Company’s Annual Meeting of Stockholders to be held on April 22, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s stockholders on or about April 10, 2020. Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

PRESS RELEASE ISSUED APRIL 10, 2020

PRESS RELEASE

For Media:	Danielle Rhoades Ha, 212-556-8719; danielle.rhoades-ha@nytimes.com

For Investors:	Harlan Toplitzky, 212-556-7775; harlan.toplitzky@nytimes.com

The New York Times Company Announces Change for

its 2020 Annual Meeting of Stockholders

Meeting to be conducted in virtual format only

NEW YORK — April 10, 2020 — The New York Times Company (NYSE: NYT) announced today a change to the location and format of its 2020 Annual Meeting of Stockholders. In light of public health concerns related to the coronavirus (COVID-19) outbreak, and to help protect the health and well-being of the company’s stockholders, employees and representatives, the Annual Meeting will be conducted in a virtual format only.

The meeting will still be held on April 22, 2020, at 9:00 a.m. ET. Stockholders will not be able to attend the Annual Meeting in person, but stockholders of record as of the close of business on February 26, 2020, will be able to participate in the Annual Meeting through the virtual meeting platform.

To attend the Annual Meeting, stockholders may visit www.virtualshareholdermeeting.com/NYT2020 and enter the 16-digit control number included on the notice, proxy card or voting instruction form previously distributed. Stockholders may log in to the meeting platform beginning at 8:45 a.m. ET on April 22, 2020. Those without a control number may attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not be able to vote or ask questions.

About The New York Times Company

The New York Times Company (NYSE:NYT) is a global media organization dedicated to enhancing society by creating, collecting and distributing high-quality news and information. The company includes The New York Times, NYTimes.com and related properties. It is known globally for excellence in its journalism, and innovation in its print and digital storytelling and its business model. Follow news about the company at @NYTimesPR.